EXHIBIT (h)(2)(b)


                  AMENDMENT TO PARTICIPATION AGREEMENT BETWEEN
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                    AND FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                      AMENDMENT TO PARTICIPATION AGREEMENT

              Franklin Templeton Variable Insurance Products Trust

                      Franklin Templeton Distributors, Inc.

                   Phoenix Home Life Mutual Insurance Company

                         PHL Variable Insurance Company

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc., Phoenix Home Life Mutual Insurance Company, and PHL Variable Insurance Company (the "Agreement") is hereby amended as follows:

    Section 4.4 of the Agreement is deleted in its entirety and replaced with the following provision:

       4.4 At your option, we shall provide you, at our expense, with either:
    (i) for each Contract owner who is invested through the Account in a subaccount corresponding to a Portfolio ("designated subaccount"), one copy of each of the following documents on each occasion that such document is required by law or regulation to be delivered to such Contract owner who is invested in a designated subaccount: the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios ("Designated Portfolio Documents"); or (ii) a camera ready copy of such Designated Portfolio Documents in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios has been deleted to the extent practicable. In connection with clause (ii) of this paragraph, we will pay for proportional printing costs for such Designated Portfolio Documents in order to provide one copy for each Contract owner who is invested in a designated subaccount on each occasion that such document is required by law or regulation to be delivered to such Contract owner, and provided the appropriate documentation is provided and approved by us. We shall provide you with a copy of the Trust's current statement of additional information, including any amendments or supplements, in a form suitable for you to duplicate. The expenses of furnishing, including mailing, to Contract owners the documents referred to in this paragraph shall be borne by you. For each of the documents provided to you in accordance with clause (i) of this paragraph 4.4, we shall provide you, upon your request and at your expense, additional copies. In no event shall we be responsible for the costs of printing or delivery of Designated Portfolio Documents to potential or new Contract owners or the delivery of Designated Portfolio Documents to existing contract owners.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of May 1, 2000.


Franklin Templeton Variable Insurance Products Trust       Franklin Templeton Distributors, Inc.
----------------------------------------------------       -------------------------------------

By: /s/ Karen L. Skidmore                                  By: /s/ Phil Kearns
   ---------------------------------------                    ----------------------------------
Name: Karen L. Skidmore                                    Name: Phil Kearns
Title: Assistant Vice President                            Title: Vice President


Phoenix Home Life Mutual Insurance Company                 PHL Variable Insurance Company
------------------------------------------                 -------------------------------------

By: /s/ Simon Y. Tan                                       By: /s/ Simon Y. Tan
    --------------------------------------                     ---------------------------------
Name: Simon Y. Tan                                         Name: Simon Y. Tan
Title: Executive Vice President                            Title: President